Exhibit 10.7
TSR

Global Payments Inc.

Performance UNIT Award CERTIFICATE

Non-transferable

G R A N T T O
___________________
(“Grantee”)

by Global Payments Inc. (the “Company”) of Performance Units (the “Performance Units”) representing the right to earn, on a one-for-one basis, shares of the Company's no par value common stock (“Shares”), pursuant to and subject to the provisions of the Global Payments Inc. Amended and Restated 2005 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (this “Certificate”).

The target number of Shares subject to this award is ____________ (the “Target Award”). Depending on the Company's level of attainment of specified performance goals for the three-year period beginning June 1, _____ and ending May 31, ____, Grantee may earn 0% to 200% of the Target Award, in accordance with the performance metrics described on Exhibit A hereto and the terms of this Certificate.

By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

Global Payments Inc. By: ____________________________________________ Its: Authorized Officer	Grant Date: Grant Number: Accepted by Grantee: __________________________

TERMS AND CONDITIONS
1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:

(d) Applicable Ranking is defined in Exhibit A.

(a) Change in Control means the occurrence during the Performance Period of a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5)(i), with respect to the Company.

(b) Comparator Group means the companies comprising the “S&P 500” as of the beginning of the Performance Period; except that companies acquired during the Performance Period will be eliminated from the Comparator Group.

(c) Confirmation Date is defined in Exhibit A.

(d) Confirmed Performance Units is defined in Exhibit A.

(e) Conversion Date is defined in Exhibit A.

(f) Final Payout Factor is defined in Exhibit A.

(g) Performance Period means the three-year period beginning June 1, ___ and ending May 31, ____.

(h) Qualifying CIC Termination means a termination of Grantee's employment without cause prior to the end of the Performance Period and within two years after a Change in Control.

(i) Total Shareholder Return or “TSR” with respect to a corporation means (i) increase in stock price over a designated period plus reinvested dividends, divided by (ii) stock price at the beginning of the period.

2.    Performance Units. The Performance Units have been credited to a bookkeeping account on behalf of Grantee. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

3.    Conversion to Shares. Except as otherwise provided in Section 4 below, the Performance Units that are earned based on performance will be converted to actual unrestricted Shares (one Share per Confirmed Performance Unit) on the Conversion Date. These shares will be registered on the books of the Company in Grantee's name as of the Conversion Date and stock certificates for the Shares shall be delivered to Grantee or Grantee's designee upon request of Grantee.

4.    Termination of Employment. If Grantee's employment is terminated during the Performance Period, the following provisions of this Section 4 shall govern the vesting and payout of the Performance Units:

(i) Death or Disability. If Grantee's employment is terminated by reason of death or Disability, the number of Performance Units earned shall be determined in accordance with Exhibit A and any Confirmed Performance Units shall convert to Shares on the Conversion Date as if such termination of employment had not occurred.

(ii) Change in Control. If Grantee incurs a Qualifying CIC Termination, the number of Performance Units earned shall be determined in accordance with Exhibit A and any Confirmed Performance Units shall convert to Shares on the date of the Qualifying CIC Termination.

(iii) Any Other Reason. If Grantee's employment is terminated for any other reason, all of the Performance Units shall be forfeited; provided, however, that in the case of Grantee's Retirement or a termination of Grantee's employment by the Company without cause (other than a Qualifying CIC Termination), the Committee may, but shall not be required to, waive the employment condition for some or all of the Performance Units, in which case the number of such Performance Units earned shall be determined in accordance with Exhibit A and any Confirmed Performance Units shall convert to Shares on the Conversion Date as if such termination of employment had not occurred.

5.    Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Performance Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

6.    Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Performance Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Units, stock units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.    Limitation of Rights. The Performance Units do not confer to Grantee or Grantee's beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

8.    No Entitlement to Future Awards. The grant of the Performance Units does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions.

9.    Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Company's general counsel, principal financial officer or chief accounting officer, by withholding Shares upon the settlement of the Performance Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

10.    Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

11.    Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Performance Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Performance Units, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment or change-in-control agreement with Grantee that has been approved, ratified or confirmed by the Committee shall be decided in favor of the provisions of such employment or change-in-control agreement.

12.    Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws.

13.    Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14.    Relationship to Other Benefits. The Performance Units shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.

15.    Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.